Exhibit 10.3
SECOND AMENDMENT TO CONTRACT FOR SALE
AND PURCHASE OF REAL PROPERTY
THIS SECOND AMENDMENT TO CONTRACT FOR SALE AND PURCHASE OF REAL PROPERTY (this “Second Amendment” or “Amendment”) is made and entered into as of the 15th day of July, 2020, by and between DART INDUSTRIES, INC., a Delaware corporation, DEERFIELD LAND CORPORATION, a Delaware corporation, TUPPERWARE U.S., INC., a Delaware corporation (collectively, “Seller”), and O’CONNOR MANAGEMENT LLC, a Delaware limited liability company (“Purchaser”).
WITNESSETH:
WHEREAS, Seller and Purchaser entered into that certain Contract for Sale and Purchase of Real Property dated as of May 11, 2020, relating to the purchase and sale of certain real property located in Osceola County, Florida and legally described on Exhibit “A” purportedly attached thereto and certain real property located in Orange County, Florida and legally described on Exhibit “B” purportedly attached thereto (collectively the “Original Agreement”), as modified and amended by that certain First Amendment to Contract for Sale and Purchase of Real Property dated as of June 10, 2020 (the “First Amendment”, and collectively with the Original Agreement, the “Agreement”); and
WHEREAS, Purchaser and Seller agree to amend the terms of the Agreement as set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements of the parties, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged and agreed by each of the parties, Seller and Purchaser do hereby covenant and agree as follows:
1.Recitals. Seller and Purchaser do hereby mutually represent and warrant that the foregoing recitals are true and correct, and said recitals are hereby ratified, confirmed, and incorporated into the body of this Second Amendment.
2.    Defined Terms. Any capitalized terms utilized in this Second Amendment and which are not separately defined herein shall have the meaning ascribed thereto in the Agreement.
3.    Inspection Period. The Seller and Purchaser agree to extend the Inspection Period, as referenced in Section 3(a) of the Agreement, until July 22, 2020, (the “Inspection Period”).
4.    Deadline for Agreement on Forms of Documents. The reference to “July 15, 2020” in the opening paragraph of Section 4 of the First Amendment is hereby replaced with “July 22, 2020”.
5.    Modification. Except as modified by this Second Amendment, the terms and conditions of the Agreement are hereby ratified, confirmed and shall remain unchanged and in full force and effect. In the event of a conflict between the terms of this Second Amendment and the terms of the Agreement, the terms of this Second Amendment shall govern. Seller and Purchaser hereby agree that the Agreement, as amended by this Second Amendment, shall constitute a valid and binding contract between Seller and Purchaser.
6.    Counterparts; Facsimile. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. A facsimile copy of this Second Amendment and any signatures hereon shall be considered for all purposes as originals.
[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first set forth above.

SELLER:
DART INDUSTRIES, INC., a Delaware
corporation
By: /s/ Karen Sheehan
Print Name: Karen Sheehan
Title: Vice President and Secretary
TUPPERWARE U.S., INC., a Delaware
corporation
By: /s/ Karen Sheehan
Print Name: Karen Sheehan
Title: Vice President and Secretary
DEERFIELD LAND CORPORATION, a Delaware corporation
By: /s/ Thomas M. Roehlk
Print Name: Thomas M. Roehlk
Title: Vice President and Secretary

PURCHASER: O’CONNOR MANAGEMENT LLC, a Delaware limited liability company By: /s/ John O’Connor Print Name: John O’Connor Title: Senior Vice President